pebblebrook HOTEL TRUST

union station hotel
autograph collection
nashville, tennessee

Property Information:

Acquisition Price:	$52.3M ($418K per room)
Location:	Nashville, TN
Acquired:	December 10, 2014
Rooms:	125
Type:	Upper-Upscale, Full-Service
Built / Converted to a Hotel:	1900 / 1986
Last Renovated:	2007 / 2012

Property Highlights:
- Irreplaceable, iconic asset and National Historic Landmark, previously the L&N Railroad Station
- 125 guest rooms, including 12 suites
- Spectacular public space – Grand Lobby and Veranda
- 12,000 square feet of meeting and event space
- Prime 108 Restaurant, a Forbes Four Diamond Winning restaurant and Prime 108 Lounge
- Comprehensive $11M ($88K / key) renovation in 2007
- 24-hour business center and fitness center
- Valet parking

Historic Performance and Valuation:

Estimated Discount to Replacement Cost:	10% - 15%
October 2014 TTM Occupancy:	82%
October 2014 TTM ADR:	$249
2015 Cap Rate (Projected EBITDA)(1):	8.6% - 9.6%
2015 Cap Rate (Projected NOI)(1):	7.3% - 8.3%

(1) Based on previously disclosed forecasted net operating income after capital reserves ("NOI") and previously disclosed forecasted hotel earnings before interest, taxes, depreciation and amortization ("EBITDA").





Market Highlights:

Market Overview:
- Established history of strong recovery from market downturns with a RevPAR compounded annual growth (CAGR) of 10.5% from 2003 to 2007 and a RevPAR CAGR of 11.4% and Supply CAGR of 2.5% from 2009 to 2013
- Downtown Nashville's 79.6% TTM October occupancy rate is above the market's historical peak and has a diversified demand base provided by corporate, convention, and leisure-based guests
- Diversified employment base with notable concentrations in the music, education, finance, healthcare, auto and manufacturing industries
- Downtown Nashville offers almost 8 million SF of Class "A" office space



Demand Generators:
- New 1.2 million SF Music City Center Convention Center, opened May 2013
- Tourism and Entertainment:
  - *Bridgestone Arena, home to the NHL Nashville Predators*
  - *Country Music Hall of Fame*
  - *Riverfront Park and Amphitheater*
  - *Grand Ole Opry*
  - *Tennessee Performing Arts Center*
  - *Frist Center for Visual Arts*
  - *LP Field, home of the NFL Tennessee Titans*
- Vanderbilt University
- Healthy corporate environment with growing demand – 8 million square feet of office space in the downtown market, including tenants such as AT&T, HCA, WEBMD and BMI



Nashville Downtown Sub-Market Operating Performance
ADR
RevPAR
Occupancy
Prior Peak Occupancy*
2000-2013 ADR CAGR: 4.1%
2000-2013 RevPAR CAGR: 5.5%
$175
$155
$135
$115
$95
$75
$55
80%
78%
75%
73%
70%
68%
65%
63%
60%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
TTM Oct '14

Source: Smith Travel Research
* Represents TTM peak occupancy for the Nashville Downtown sub-market in the prior cycle.

Competitive Set:

Hotels	Map Marker	Rooms	Year Opened
Union Station Hotel	★	*125*	*1986*
Hermitage Hotel	1	122	1910
Lowes Vanderbilt Plaza Hotel	2	340	1984
Hilton Nashville Downtown	3	330	2000
Marriott Nashville at Vanderbilt University	4	307	2001
Hutton Hotel	5	247	2009
Omni Nashville Hotel	6	800	2013
Total Comp Set (excluding Union Station Hotel)		**2,146**	



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Investment Highlights:

Strengths
- Irreplaceable, historic, iconic asset
- Premier location with proximity to market's major demand generators
- Strong and growing market with steady economic & hotel demand growth
- Flexible meeting space and unparalleled public space

Opportunities
- New convention center driving demand increases in the market
- Strong market and property occupancies, new operator, and upcoming renovation to drive substantial ADR growth
- Continued migration of office and residential to the downtown market
- Pebblebrook asset management and best practices to improve cash flow

This summary information sheet contains certain "forward-looking statements" relating to, among other things, hotel EBITDA and hotel net operating income after capital reserves. The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made on this summary information sheet. When we use the words "projected," "expected," "planned" and "estimated" or other similar expressions, we are identifying forward-looking statements. The forward-looking statements on this summary information sheet are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. All information on this sheet is as of December 10, 2014. We undertake no duty to update the information to conform to actual results or changes in our expectations. For additional information, please visit our website at www.pebblebrookhotels.com.